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                                                                EXHIBIT 21


                         Subsidiaries of the Registrant

Company                                                                 State of Incorporation
-------                                                                 ----------------------
Denticator International, Inc............................................      Missouri
Young Dental Manufacturing Company.......................................      Missouri
      Young Dental International, Inc....................................      Barbados
      Lorvic Holdings, Inc...............................................      Delaware
             The Lorvic Corporation......................................      Delaware